SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.

                               FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 22, 2002

                   THE RIDGEWOOD POWER GROWTH FUND
           (Exact name of registrant as specified in charter)

  Delaware                   0-25935                   22-3495594
(State or other            (Commission               (IRS Employer
jurisdiction of             File Number)              Identification
organization)                                                  No.)

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (201) 447-9000


Item 2. Acquisition or Disposition of Assets

Beginning in late 1999, the Fund and Ridgewood Electric Power Trust V ("Trust V") began negotiations with Synergics, Inc. ("Synergics") to buy nine existing hydroelectric generating plants (the "Synergics Projects"). In the course of negotiations and due diligence, the Fund and Trust V learned that one of Synergics' lenders had declared a payment default against Synergics and that the lender had agreed to discharge the debt at a substantial discount from the face amount if payment were made by the end of April 2000. In order to preserve the benefit of the lender's offer and to allow completion of the acquisition on favorable terms, the Fund and Trust V, through a joint venture, acquired the debt from the lender on April 28, 2000 for a payment of $17 million to the lender. Trust V supplied $5 million of the capital used by the joint venture to acquire the debt and the Fund supplied the remaining $12 million. The Fund and Trust V own the joint venture in proportion to the capital each supplied and neither will have preferred rights over the other.

On November 22, 2002, through another joint venture owned in the same proportion as the joint venture that acquired the debt of Synergics, the Fund and Trust V acquired 100% of the outstanding stock of Synergics. The former shareholders of Synergics Inc. received 100% of the outstanding shares of a subsidiary of Synergics in exchange for selling the stock of Synergics to the Fund and Trust V.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired.
The financial statements required by this Item 7(a) will be filed by an amendment to this Current Report on Form 8-K not later than 60 days after the date of the filing hereof.

     (b) Pro Forma Financial Information.
The pro forma financial information required by this Item 7(b) will be filed by an amendment to this Current Report on Form 8-K not later than 60 days after the date of the filing hereof.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE RIDGEWOOD POWER GROWTH FUND


Date:  November 27, 2002           By /s/ Christopher I. Naunton
                                      Christopher I. Naunton,
                                      Vice President
                                      and Chief Financial Officer